3Q24 Financial Results October 16, 2024

2 Forward-looking statements and use of non-GAAP financial measures This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that does not describe historical or current facts is a forward- looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook,” “guidance” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation: • Negative economic, business and political conditions, including as a result of the interest rate environment, supply chain disruptions, inflationary pressures and labor shortages, that adversely affect the general economy, housing prices, the job market, consumer confidence and spending habits; • The general state of the economy and employment, as well as general business and economic conditions, and changes in the competitive environment; • Our capital and liquidity requirements under regulatory standards and our ability to generate capital and liquidity on favorable terms; • The effect of changes in our credit ratings on our cost of funding, access to capital markets, ability to market our securities, and overall liquidity position; • The effect of changes in the level of commercial and consumer deposits on our funding costs and net interest margin; • Our ability to execute on our strategic business initiatives and achieve our financial performance goals across our Consumer and Commercial businesses, including our Private Bank; • The effects of geopolitical instability, including the wars in Ukraine and the Middle East, on economic and market conditions, inflationary pressures and the interest rate environment, commodity price and foreign exchange rate volatility, and heightened cybersecurity risks; • Our ability to comply with heightened supervisory requirements and expectations as well as new or amended regulations; • Liabilities and business restrictions resulting from litigation and regulatory investigations; • The effect of changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale; • Changes in interest rates and market liquidity, as well as the magnitude of such changes, which may reduce interest margins, impact funding sources and affect the ability to originate and distribute financial products in the primary and secondary markets; • Financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses; • Environmental risks, such as physical or transition risks associated with climate change, and social and governance risks, that could adversely affect our reputation, operations, business, and customers; • A failure in or breach of our compliance with laws, as well as operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of cyber-attacks; and • Management’s ability to identify and manage these and other risks. In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, capital impacts of strategic initiatives, market conditions, and regulatory considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares from or pay any dividends to holders of our common stock, or as to the amount of any such repurchases or dividends. More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” section in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 as filed with the Securities and Exchange Commission. Non-GAAP Financial Measures: This document contains non-GAAP financial measures denoted as Underlying. Underlying results for any given reporting period exclude certain items that may occur in that period which Management does not consider indicative of the Company’s on-going financial performance. We believe these non-GAAP financial measures provide useful information to investors because they are used by our Management to evaluate our operating performance and make day-to-day operating decisions. In addition, we believe our Underlying results in any given reporting period reflect our on-going financial performance in that period and, accordingly, are useful to consider in addition to our GAAP financial results. We further believe the presentation of Underlying results increases comparability of period- to-period results. The Appendix presents reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures. Other companies may use similarly titled non-GAAP financial measures that may be calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to similar measures used by such companies. We caution investors not to place undue reliance on such non-GAAP financial measures, but to consider them with the most directly comparable GAAP measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our results reported under GAAP.

3Q24 GAAP summary

				Q/Q		Y/Y	
$s in millions	3Q24	2Q24	3Q23	$/bps	%	$/bps	%
Net interest income	$ 1,369	$ 1,410	$ 1,522	$ (41)	(3) %	$ (153)	(10) %
Noninterest income	532	553	492	(21)	(4)	40	8
Total revenue	1,901	1,963	2,014	(62)	(3)	(113)	(6)
Noninterest Expense	1,259	1,301	1,293	(42)	(3)	(34)	(3)
Pre-provision profit	642	662	721	(20)	(3)	(79)	(11)
Provision for credit losses	172	182	172	(10)	(5)	—	—
Income before income tax expense	470	480	549	(10)	(2)	(79)	(14)
Income tax expense	88	88	119	—	—	(31)	(26)
Net income	$ 382	$ 392	$ 430	$ (10)	(3) %	$ (48)	(11) %
Preferred dividends	38	35	30	3	9	8	27
Net income available to common stockholders	$ 344	$ 357	$ 400	$ (13)	(4) %	$ (56)	(14) %
$s in billions							
Average interest-earning assets	$ 197.2	$ 198.5	$ 199.6	$ (1.3)	(1) %	$ (2.4)	(1) %
Average deposits	$ 174.1	$ 173.7	$ 176.5	$ 0.4	— %	$ (2.4)	(1) %
Performance metrics							
Net interest margin[1]	2.76 %	2.86 %	3.03 %	(10) bps		(27) bps	
Net interest margin, FTE[1]	2.77	2.87	3.03	(10)		(26)	
Loan-to-deposit ratio (period-end)	80.8	80.4	84.0	42		(318)	
ROTCE	9.5	10.6	12.0	(116)		(255)	
Efficiency ratio	66.2	66.3	64.2	(4)		202	
Noninterest income as a % of total revenue	28 %	28 %	24 %	(21) bps		351 bps	
Full-time equivalent colleagues	17,329	17,510	18,214	(181)	(1)	(885)	(5)
Operating leverage					0.05 %		(2.98) %
Per common share							
Diluted earnings	$ 0.77	$ 0.78	$ 0.85	$ (0.01)	(1) %	$ (0.08)	(9) %
Tangible book value	$ 33.54	$ 30.61	$ 27.73	$ 2.93	10 %	$ 5.81	21 %
Average diluted shares outstanding (in millions)	449.9	456.6	471.2	(6.6)	(1) %	(21.3)	(5) %

3

See pages 34-35 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 33.

4 3Q24 Underlying financial summary(1) Q/Q Y/Y $s in millions 3Q24 $/bps % $/bps % Net interest income $ 1,369 $ (41) (3) % $ (153) (10) % Noninterest income 534 (15) (3) 42 9 Total revenue 1,903 (56) (3) (111) (6) Noninterest expense 1,248 (17) (1) (23) (2) Pre-provision profit 655 (39) (6) (88) (12) Provision for credit losses 172 (10) (5) — — Net income available to common stockholders $ 354 $ (19) (5) % $ (64) (15) % Performance metrics Diluted EPS $ 0.79 $ (0.03) (4) % $ (0.10) (11) % Efficiency ratio 65.6 102 bps 253 bps Noninterest income as a % of total revenue 28% 5 bps 361 bps ROTCE 9.7% (138) bps (280) bps Tangible book value per share $ 33.54 $ 2.93 10% $ 5.81 21% 3Q24 Notable items impacts Pre-tax EPS ($s in millions except per share data) Integration-related $ (2) $ — TOP and Other items (11) (0.02) Total $ (13) $ (0.02) See pages 34-35 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 33.

3Q24 Underlying financial performance detail[1]

$s in millions	(A) Legacy Core[2]	(B) Private Bank	(C) = (A) + (B) Core	(D) Non-Core[3]	(E) = (C) + (D) Total CFG
Net interest income	$1,356	$41.2	$1,397	$(28)	$1,369
Noninterest income	525	8.5	534	—	534
Total revenue	1,881	49.7	1,931	(28)	1,903
Noninterest Expense	1,174	50.8	1,225	23	1,248
Pre-provision profit	707	(1.1)	706	(51)	655
Provision for credit losses	155	—	155	17	172
Income before income tax expense	552	(1.1)	551	(68)	483
Income tax expense	108	(0.3)	108	(17)	91
Net income	444	(0.8)	443	(51)	392
Preferred dividends	38	—	38	—	38
Net income available to common stockholders	$406	$(0.8)	$405	$(51)	$354
Contribution to total CFG Diluted EPS	$0.90	$—	$0.90	$(0.11)	$0.79
$s in billions					
Interest-earning assets (spot)	$185	$2.0	$187	$7.9	$195
Loans (spot)	132	2.0	134	7.9	142
Deposits (spot)	169	5.6	175	—	175
Risk-weighted assets (spot)	158	2.3	161	7.9	169
Performance metrics:					
Net interest margin, FTE[4]	2.89%	NM	2.95%	(1.30)%	2.77%
Loan-to-deposit ratio (spot)	77.7	36.1	76.4	NM	80.8
CET1 capital ratio[5]	11.4	NM	11.2	NM	10.6
ROTCE	11.1	NM	11.1	NM	9.7
Efficiency ratio	62.4	NM	63.5	NM	65.6
Noninterest income as a % of total revenue	27.9	17.0	27.7	NM	28.0

- CFG performance reflects stabilizing Legacy Core results, less drag from the Private Bank investment and continued loss in Non-Core
- Private Bank reached break-even mid-quarter, expected to be profitable in 4Q
- Non-Core portfolio run off of $1.0 billion in 3Q24 ($3.2 billion YTD)

5

See pages 34-35 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 33.

3Q24 Overview[1]

3Q24 Underlying results

- Underlying EPS of $0.79; ROTCE of 9.7%
- PPNR of $655 million
  - NII down 2.9% QoQ driven by a 10 bp decline in NIM primarily related to the impact of forward starting swaps
  - Fees down 2.7% QoQ reflecting seasonally lower Capital Markets; solid results in Card and Wealth
  - Expenses down 1.3% QoQ notwithstanding continued investment in the Private Bank

Underlying PPNR drivers

$s in millions

	3Q24	QoQ
NII	$ 1,369	(2.9)%
Fees	534	(2.7)%
Expenses	1,248	(1.3)%

Maintaining strong capital and liquidity position

- **CET1 ratio** of 10.6%[2]; 9.2% adjusted for AOCI opt-out removal
- **Strong liquidity profile; Spot LDR of 80.8%;** pro forma LCR of 122% exceeds Category I Bank requirement of 100%
  - **Average deposits stable QoQ; Private Bank spot deposits up $1.6 billion to $5.6 billion**
  - **Continued to increase structural funding;** issued $1.25 billion of senior debt in 3Q; reduced FHLB advances to $553 million, down $6.5 billion YoY on a spot basis

Credit and loan trends

- Net charge-offs of 54 bps, up 2 bps QoQ reflecting slightly higher retail charge-offs given seasonality in Auto
- ACL coverage decreased 2 bps QoQ to 1.61%; reflects improved macroeconomic outlook and loan mix; **General Office reserve of 12.1%**
- Period-end loans broadly stable with Non-Core run off offset by Core loan growth, namely Private Bank and retail

Well positioned for the medium term

- **Strategic initiatives progressing well**: Private Bank, NYC Metro, serving private capital, Balance Sheet Optimization, TOP 9; preparing for launch of TOP 10
- Significant NII tailwind from Non-Core and swaps over the medium term given run off and lower rates; **target NIM range of 3.25 to 3.40%**

6

See pages 34-35 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 33.

7 2.87% 0.02% 0.01% (0.01)% (0.03)% (0.09)% 2.77% 2Q24 Non-Core Impact Asset yields & mix Day count Funding Pricing/Mix Receive-fixed Swaps 3Q24 $199.6B $203.1B $200.1B $198.5B $197.2B $1,522 $1,488 $1,442 $1,410 $1,369 3.03% 2.91% 2.91% 2.87% 2.77% 3Q23 4Q23 1Q24 2Q24 3Q24 ■ NII down 2.9%, primarily reflecting lower NIM and slightly lower interest-earning assets – NIM of 2.77%, down 10 bps QoQ, given the impact of forward-starting swaps and low-cost deposit migration, partly offset by the benefit of fixed-rate repricing and Non-Core run off ■ Interest-earning assets yield of 5.09%, down 8 bps, reflects the increase in swap expense, partly offset by the benefit of fixed-rate repricing ■ Interest-bearing deposit costs increased 4 bps to 2.86% reflecting deposit migration ■ Total deposit costs were up 2 basis points to 2.26%, while total cost of funds was stable at 2.48% Net interest income NII and NIM Average interest-earning assets Net interest income NIM, FTE Linked Quarter NIM 2Q24 to 3Q24 $s in millions, except earning assets

Noninterest income[1]

Noninterest Income details

$s in millions	3Q24	2Q24	3Q23	$ Q/Q	$ Y/Y
Service charges and fees	$ 109	$ 106	$ 105	$ 3	$ 4
Capital markets fees	94	134	67	(40)	27
Card fees	87	88	74	(1)	13
Wealth fees[2]	76	75	63	1	13
Mortgage banking fees	46	54	69	(8)	(23)
FX and derivative products	36	39	48	(3)	(12)
Letter of credit and loan fees	45	43	43	2	2
Securities gains, net	9	—	5	9	4
Other income[3]	32	10	18	22	14
Noninterest income, underlying	$ 534	$ 549	$ 492	$ (15)	$ 42
Notable items[4]	(2)	4	—	(6)	(2)
Noninterest income, reported	$ 532	$ 553	$ 492	$ (21)	$ 40

Noninterest income

$s in millions


$492
$500
$517
$514
$553
$549
$532
$534
3Q23
4Q23
1Q24
2Q24
3Q24*
Underlying
Notable items

Linked Quarter

- Underlying noninterest income decreased 2.7% with the following key business drivers:
  - Capital markets fees decreased $40 million, largely driven by seasonally lower loan syndication and debt underwriting fees. Additionally, several meaningful M&A fees pushed into 4Q
  - Wealth fees increased $1 million, reflecting higher asset management fees, largely offset by lower sales activity
  - Mortgage banking fees decreased $8 million driven by lower MSR valuation, net of hedging. This drop in MSR revenue was offset by securities gains in the quarter which resulted from investment portfolio repositioning actions
  - Foreign exchange and derivative products revenue decreased $3 million, primarily reflecting lower client hedging activity given the commencement of Fed rate cuts and the shift lower of the forward curve
  - Other income increased $22 million from second quarter levels that included higher operational losses

Year-Over-Year

- Underlying noninterest income increased 9%, with the following key business drivers:
  - Capital markets fees increased $27 million, given higher bond underwriting and M&A advisory, partially offset by lower loan syndication fees
  - Card fees increased $13 million, largely due to favorable vendor contract negotiations
  - Wealth fees increased $13 million, reflecting increased sales activity and higher asset management fees
  - Mortgage banking fees decreased $23 million, primarily reflecting lower MSR valuation, net of hedging
  - FX and derivative products revenue decreased $12 million given lower client activity in interest rate and commodities hedging

*3Q24 has notable items of ($2MM)

See pages 34-35 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 33.

8

Noninterest expense[1]

Underlying expense down 1.3% QoQ reflecting expense discipline while strategically investing

$s in millions	3Q24	2Q24	3Q23	$ Q/Q	$ Y/Y
Salaries & employee benefits	$ 643	$ 637	$ 654	$ 6	$ (11)
Equipment & software	192	186	185	6	7
Outside services	144	155	153	(11)	(9)
Occupancy	107	107	105	—	2
Other operating expense	162	180	174	(18)	(12)
Noninterest expense, underlying	$ 1,248	$1,265	$1,271	$ (17)	$ (23)
Notable items [1]	11	36	22	(25)	(11)
Noninterest expense, reported	$ 1,259	$1,301	$1,293	$ (42)	$ (34)
Full-time equivalents (FTEs)	17,329	17,510	18,214	(181)	(885)

Efficiency ratio



64.2%
63.1%
81.1%
63.8%
69.3%
65.1%
66.3%
64.6%
66.2%
65.6%
3Q23
4Q23
1Q24
2Q24
3Q24
Underlying
Notable items

Linked Quarter

- Underlying noninterest expense of $1.2 billion, down 1.3%
  - Salaries and benefits increased $6 million, primarily reflecting hiring related to the Private Bank build-out
  - Equipment and software increased $6 million given technology investments and maintenance
  - Outside services decreased $11 million largely driven by vendor efficiencies
  - Other operating expense decreased $18 million, primarily reflecting lower marketing-related costs and miscellaneous items

Year-Over-Year

- Underlying noninterest expense of $1.2 billion decreased 2%
  - Salaries and benefits decreased $11 million, reflecting lower headcount, partly offset by hiring related to the Private Bank build-out
  - Equipment and software increased $7 million given technology investments and maintenance
  - Other operating expense decreased $12 million, primarily related to lower marketing-related costs

9

See pages 34-35 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 33.

Loans and leases

Period-end loans stable QoQ with Core loan growth offset by Non-Core run off

Period-end loans and leases


$s in billions
$149.7
$12.3
$137.4
$146.0
$11.1
$134.9
$143.2
$9.9
$133.3
$141.8
$8.9
$132.9
$141.6
$7.9
$133.7
~11% QoQ
~1% QoQ
3Q23
4Q23
1Q24
2Q24
3Q24
Core
Non-Core

Linked Quarter

- Period-end loans broadly stable with Non-Core portfolio run off of $1.0 billion offset by Core loan growth
  - Private Bank growth of $0.6 billion
  - Retail* up $0.7 billion driven by home equity and mortgage
  - Commercial* down $0.6 billion reflecting paydowns, continued BSO actions, and low client demand
- Average loans down 1%; Core loans stable
- Loan yield of 5.50%, down 10 bps QoQ; up 2 bps excluding swaps

Average loans and leases


$s in billions
$150.8
$13.0
$137.8
5.66%
$148.0
$11.7
$136.3
5.71%
$144.8
$10.5
$134.3
5.64%
$143.1
$9.4
$133.7
5.60%
$142.0
$8.4
$133.6
5.50%
~11% QoQ
stable QoQ
3Q23
4Q23
1Q24
2Q24
3Q24
Core
Non-Core
Loan yield

Year-Over-Year

- Period-end loans down $8.1 billion, or 5%, reflecting
  - Non-Core portfolio run off of $4.5 billion
  - Private Bank growth of $2.0 billion
  - Retail* up $1.3 billion driven by home equity and mortgage
  - Commercial* down $7.0 billion reflecting paydowns, continued BSO, and low client demand
- Average loans down $8.8 billion, or 6%

*Excludes Non-Core portfolio and Private Bank. See page 42 for details.

10

Deposit performance and cost of funds

Strong growth in franchise deposits driven by the Private Bank

3Q24 Period-end deposits


$s in billions
$178.2
$177.3
$176.4
$176.4
$175.2
3Q23
4Q23
1Q24
2Q24
3Q24
Consumer
Commercial
Treasury/Other

3Q24 Average deposits


$s in billions
$176.5
$177.1
$176.1
$173.7
$174.1
2.60%
2.79%
2.85%
2.82%
2.86%
2.02%
2.18%
2.25%
2.24%
2.26%
3Q23
4Q23
1Q24
2Q24
3Q24
Consumer
Commercial
Treasury/Other
Total deposit costs
Interest-bearing deposit costs

Linked Quarter

- Period-end deposits down 1%, driven by a reduction in higher-cost Treasury deposits, partially offset by Private Bank growth
  - Private Bank deposits of $5.6 billion increased $1.6 billion
  - Citizens Access period-end deposits slightly lower at $10.9 billion
- Average deposits broadly stable reflecting $1.7 billion growth in Private Bank, as well as stable Retail and Commercial deposits, largely offset by a reduction in higher-cost Treasury deposits
- Interest-bearing deposit costs increased 4 bps; total deposit costs increased 2 bps, while total cost of funds was stable
  - Terminal interest-bearing deposit beta of 53%

Year-Over-Year

- Average deposits down 1%; Period-end deposits down $3.0 billion, or 2% reflecting reduced higher-cost Treasury deposits as well as rate-driven migration in Commercial and Retail, largely offset by growth in Private Bank deposits
- Total deposit costs up 24 bps and interest-bearing deposit costs up 26 bps
- Total cost of funds up 24 bps

11

12 NIB 21% Money Market 31%Checking With Interest 19% Citizens Access Savings 5% Savings 10% Term 14% Branch Deposits 51% Citizens Access 6% Wealth 1% Business Banking 12% Commercial 26% Treasury/ Other 4% (As of 9/30/24) Highly diversified and retail-oriented deposit base $175.2B Period-end deposits Peer Avg(1) Business mix Product mix See pages 34-35 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 33. Total deposits insured/secured(2) Stable Consumer Banking deposits Peer Avg(1) 44% 42% 41% 22% 21% 21% 22% 21% 20% NIB Low-cost deposits 3Q23 2Q24 3Q24 % NIB and low- cost deposits (3) 57% 69% 70% 2Q24 2Q24 3Q24 65% 70% 68% 2Q24 2Q24 3Q24 Proforma LCR under Category I Bank rules 120% 119% 122% 1Q24 2Q24 3Q24 100%* *Minimum LCR requirement under Category I Bank rules

13 ■ NCOs of $192 million, or 54 bps of average loans, compares with $184 million, or 52 bps, in the prior quarter. The increase primarily reflects seasonality in Auto. A sequential decline in commercial real estate charge-offs was offset by the resolution of several nonperforming credits in C&I ■ Nonaccrual loans increased 10% QoQ to 119 bps of total loans given an increase in CRE General Office as we proceed with workout actions on a handful of loans ■ ACL coverage ratio of 1.61%, down 2 bps QoQ primarily reflects an improved macroeconomic outlook and mix given Non- Core run off and high-quality originations $172 $171 $171 $182 $172 $153 $171 $181 $184 $192 0.40% 0.46% 0.50% 0.52% 0.54% Provision for credit losses Net charge-offs Net c/o ratio 3Q23 4Q23 1Q24 2Q24 3Q24 Credit quality overview $s in millions $s in millions Credit provision expense; net charge-offs (1) $1,296 $1,364 $1,469 $1,527 $1,687 $715 $774 $891 $939 $1,071 $581 $590 $578 $588 $616 179% 170% 157% 151% 136% Commercial Retail ACL to nonaccrual loans and leases 3Q23 4Q23 1Q24 2Q24 3Q24 $s in millions Nonaccrual loans

Allowance for credit losses

Allowance for credit losses

$s in millions



$2,318
$2,318
$2,308
$2,306
$2,286
1.84%
1.91%
1.96%
1.99%
1.88%
1.23%
1.25%
1.25%
1.25%
1.34%
3Q23
4Q23
1Q24
2Q24
3Q24
Retail
Commercial
Retail ACL
Commercial ACL(1)

Allowance for credit losses detail

$s in millions

	2Q24			3Q24		
		ACL	% Coverage		ACL	% Coverage
Retail	$	877	1.25 %	$	935	1.34 %
Commercial		1,429	1.99		1,351	1.88
C&I[2]		690	1.58		621	1.42
CRE		739	2.61		730	2.61
Total	$	2,306	1.63 %	$	2,286	1.61 %

CRE General Office reserve

	2Q24		3Q24	
Balance ($B)	$ 3.3		$ 3.2	
ACL ($MM; % coverage)	$ 369	11.1 %	$ 382	12.1 %
Cumulative NCOs* ($MM)	$ 319		$ 364	

*Cumulative losses since 3/31/23; loan balance of $4.1B at 3/31/23

General Office key reserve assumptions

	Current assumptions
Property valuations, peak-to-trough % decline	~71%
Avg. loss severity (%)	~41%
Default rate (%)	~30%
General Office ACL coverage	12.1%
Allowance for credit losses	$382 million

- CRE General Office portfolio of $3.2 billion, down ~$159 million, or 5%, QoQ driven by paydowns and charge-offs
- Strong ACL coverage of General Office informed by a severe recession scenario combined with a loan-by-loan analysis
  - Increased ACL coverage for CRE General Office to 12.1% from 11.1% in 2Q24
  - Absorbed ~$364 million NCOs over quarters 2Q23-3Q24; equates to a cumulative loss rate of ~9% on the March 31, 2023 balance

See pages 34-35 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 33.

14

Strong capital position

$s in billions (period-end)	3Q23	4Q23	1Q24	2Q24	3Q24
Basel III basis[(1)(2)]					
Common equity tier 1 capital	$ 18.4	$ 18.4	$ 18.1	$ 18.1	$ 17.9
Risk-weighted assets	$176.4	$172.6	$170.1	$168.4	$168.6
Common equity tier 1 ratio	**10.4 %**	**10.6 %**	**10.6 %**	**10.7 %**	**10.6 %**
Tier 1 capital ratio	**11.5 %**	**11.8 %**	**11.8 %**	**12.0 %**	**11.9 %**
Total capital ratio	**13.4 %**	**13.7 %**	**13.8 %**	**14.0 %**	**13.9 %**
Tangible common equity ratio	5.9 %	6.7 %	6.5 %	6.5 %	7.0 %

CET1 ratio remains strong[(3)]

	CET1	TBV/share $	TBV/share %
2Q24	**10.7%**	**$30.61**	
Net Income	0.23	0.86	2.8%
Common and preferred dividends	(0.13)	(0.53)	(1.7)
RWA decrease	(0.01)		
Treasury stock	(0.20)	(0.16)	(0.5)
Goodwill and intangibles	—	—	—
AOCI	—	2.72	8.9
Other	0.01	0.04	0.1
Total change	(0.10)	2.93	9.6%
3Q24	**10.6%**	**$33.54**	

Highlights

- 3Q24 CET1 ratio of 10.6%[(1)] compares with 10.7% in 2Q24
  - 9.2% CET1 ratio adjusted for AOCI opt-out removal
- TBV/share of $33.54, up 9.6% QoQ, reflects the AOCI benefit from lower unrealized losses associated with the impact of lower rates
  - Tangible common equity ratio of 7.0%, up 51 bps QoQ
- Total capital returned to shareholders, including common dividends, was $516 million in 3Q24
  - Paid $191 million in common dividends to shareholders in 3Q24
  - Repurchased $325 million of common stock at a weighted-average price of $40.60 in 3Q24

15

See pages 34-35 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 33.

16 Capital level remains strong relative to peers CET1 Ratio adjusted for AOCI opt-out removalCET1 Ratio(1) ■ Well positioned for changing regulatory environment and uncertain macro environment ■ CET1 ratio under current rules of 10.6%(1), and 9.2% adjusted for AOCI opt-out removal; among the strongest within the peer group – We continue to maintain a target range of 10.0-10.5% over the medium term Peer data as of June 30, 2024. Peers include CMA, FITB, HBAN, KEY, MTB, PNC, RF, TFC and USB. See pages 34-35 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 33. 11.6% 11.5% 11.5% 10.7% 10.6% 10.6% 10.5% 10.4% 10.4% 10.3% 10.2% Peer 1 Peer 2 Peer 3 CFG (2Q24) CFG (3Q24) Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 11.3% 9.5% 9.2% 9.0% 8.7% 8.5% 8.2% 8.0% 7.9% 7.8% 7.1% Peer 1 Peer 2 CFG (3Q24) CFG (2Q24) Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9

Well positioned for the future

Consumer

Transformed franchise

Low-cost branch-based deposits



+7%
CAGR
2018
2023

NYC Metro

Retail deposit growth
($ billions)



+7%
YoY
$9.9
$10.5
Sept-23
Sept-24

Retail HH growth: +5% YoY

Citizens Wealth Management

+15% YoY growth in 3Q investment fees

+30% YoY growth in total AUM

Commercial

Best positioned

- Focused client coverage model on middle market, industry verticals, financial sponsors
- Built out full product capabilities, including leveraged finance, M&A, Treasury Solutions
- Leading commercial franchise among super-regionals, competitive with mega banks through mid-corporate size clients

Capital Markets Fees	Treasury Solutions
+19%	+10%

Revenue CAGR 2015 to 2024YTD[1]

Private capital opportunity

Distinctive capabilities serving the private capital ecosystem

Strong league table results

Middle market bookrunner by deal count
12 months ended September 30, 2024

Sponsor	#1
Overall	#6

Private Bank

Building a premier private bank

Reached break-even mid-3Q; Added SoCal team & 2 PB offices

$s in billions; period-end

Deposits



$1.2
$2.4
$4.0
$5.6
4Q23
1Q24
2Q24
3Q24

- ~82% of deposits are Commercial
- DDA/CWI is ~38% of deposit mix

High-quality loans

$2.0 billion
Avg. Yield of **~7%**



67%
33%
Commercial
Retail

Wealth AUM



$0.5
$3.6
$4.1
1Q24
2Q24
3Q24

17

See pages 34-35 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 33.

4Q24 outlook vs. 3Q24

	3Q24 Underlying[(1)]	4Q24 Underlying outlook
Net interest income	$1,369MM	■ Up 1.5-2.5% ■ NIM up ~5 basis points; spot loans up slightly
Noninterest income	$534MM	■ Up mid to high single digits
Noninterest expense	$1,248MM	■ Up ~2%
Net charge-offs	$192MM; 54 bps	■ Broadly stable ■ ACL will continue to benefit from Non-Core run off
CET1 ratio[(2)]	10.6%	■ Broadly stable; $200MM to $250MM share repurchases
Tax rate	18.7%	■ ~20%

- Assumes 25 bps Fed rate cut in November and December with YE2024 Fed funds target of 4.50%
- Impact from Notable items was lower in 3Q; expect impact on 4Q reported results to be close to zero

18

See pages 34-35 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 33.

19 Citizens is an attractive investment opportunity Citizens continues to have a series of unique initiatives that will lead to relative medium-term outperformance – Transformed Consumer Bank with further deposit growth and Wealth revenue potential; well positioned in NYC metro to gain market share; performance tracking well – Best-positioned Commercial Bank ready to serve private capital and high-growth sectors of the U.S. economy – Building premier Wealth/Private Bank franchise - gathering momentum through 2024; added leading Private Wealth teams in San Francisco and Boston accelerating AUM growth; opened two offices in the San Francisco Bay area and hired a top private banking team in Southern California in 3Q24 Citizens has robust capital, liquidity and funding position Citizens has performed well since the IPO given its sound strategy, capable and experienced leadership and a strong customer-focused culture – Track record of strong execution – Commitment to operating and financial discipline; TOP 9 progressing well, planning to launch TOP 10 – Excellence in our capabilities, highly competitive with mega-banks and peers Citizens is well positioned to deliver ~16 to 18% ROTCE over the medium-term given strategic initiatives and 2025 to 2027 NII tailwinds – Committed to maintaining our strong capital and liquidity position, while further strengthening funding and performance with balance sheet optimization, including Non-Core strategy – Focused on deploying capital to best relationship/highest risk-adjusted return areas – Flexibility to support customers and invest while continuing to return capital to shareholders; repurchased $325 million of common shares in 3Q24 – Significant NII tailwind from Non-Core and swaps over the medium term; target NIM range 3.25 to 3.40% – Private Bank results go from net investment position towards 20%+ ROTCE – Current significant drag from Non-Core dissipates with time

Appendix

21 Net income available to common shareholders and EPS $s in millions, except per share data ê6% $694 $655 2Q24 3Q24 Linked-quarter Underlying results(1) Return on average total tangible assets Return on average tangible common equity Average loans $s in billions Average deposits $s in billions ê1% $3.5 2 $3.5 6 ê4% $143.1 $142.0 2Q24 3Q24 $173.7 $174.1 2Q24 3Q24 0.94% 0.88% 0.78% 0.74% 2Q24 3Q24 12.9% 11.1% 11.1% 9.7% 2Q24 3Q24 $373 $354 $0.82 $0.79 2Q24 3Q24 ê5% Pre-provision profit $s in millions See pages 34-35 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 33. ê138 bps ê4 bpsstable

22 $743 $655 3Q23 3Q24 Year-over-year Underlying results(1) Return on average total tangible assets ê12% Average loans $s in billions ê6% Net income available to common shareholders and EPS $s in millions, except per share data Return on average tangible common equity Average deposits $s in billions $3.5 2 ê10 bps $3.5 6 $150.8 $142.0 3Q23 3Q24 $176.5 $174.1 3Q23 3Q24 1.08% 0.88% 0.84% 0.74% 3Q23 3Q24 15.3% 11.1% 12.5% 9.7% 3Q23 3Q24 ê1% Pre-provision profit $s in millions ê280 bps $418 $354 $0.89 $0.79 3Q23 3Q24 See pages 34-35 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 33. ê11% ê15%

Meaningful NIM improvement over the medium term

Medium-term NIM target 3.25 to 3.40%

Graphic is illustrative; not to scale

Factors supporting 3.25% - 3.40% NIM

- Swaps and Non-Core run off
- Steadily improving balance sheet mix
- Fed funds terminal range of 3.00% - 3.75%
- Cumulative IBD beta of 50-55%


2.77%
3.40%
3.25%

Higher end of range

- Fed funds stabilizes at or above 3.5%

Lower end of range

- Fed funds stabilizes within a range of 3.0-3.25%

	3Q24	4Q25	4Q26	4Q27
Cumulative time-based NIM benefit		+18 bps	+33 bps	+40 bps
Maturing of legacy active swaps				+30 bps
Net of asset sensitivity/ other impacts				-5 to -20 bps
Projected NIM range				~3.25 - 3.40%

+40 bps time-based NIM benefit 3Q24 to 4Q27

- **Terminated swaps +25 bps**
- **Non-Core run off +15 bps(1)**

Net benefit ~10-25 bps

- Expect progression toward 3.25 to 3.40% NIM range over the next 3 years consistent with a Fed funds range of 3.00 to 3.75%
  1. Majority of NIM improvement from 3Q24 to 4Q27 is time based and not rate dependent
  2. The run off of legacy active swaps in a negative carry position will also benefit medium-term NIM
  3. Additional positive impact will result from active balance sheet management and fixed-asset repricing
  4. These benefits will be partly offset by the asset sensitive balance sheet as rates are forecast to decline over the period

(1) Non-Core impact includes benefit from denominator effect which accounts for ~60% of the NIM tailwind by 4Q27

23

24 Protecting NII and reducing earnings volatility through economic cycles $24.2 $28.6 $22.4 $8.6 2024 2025 2026 2027 $27.6 $26.2 $26.3 $26.3 $29.8 $31.8 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 W.A. receive-fixed rate at 9/30/24 3.1% 3.1% 3.1% 3.1% 3.2% 3.3% 3.2% 3.2% 3.5% 3.8% Active receive-fixed cash flow swaps (avg. notional in $ billions at 9/30/24) ■ Receive-fixed cash flow swaps represent the primary tool to manage overall asset sensitivity – Will opportunistically add swaps to increase protection to downside in rates in 2026 and beyond ■ Slightly asset sensitive to a gradual change in rates at 3Q24 – Approximately +/- 1% impact to NII over the next 12 months with a gradual +/- 100 bps change in rates relative to the forward curve

BSO actions to further strengthen capital & liquidity, improve returns

Non-Core portfolio

$s in billions

- Non-Core retail loan portfolio of $7.9 billion at 9/30/24
  - $1.0 billion QoQ decline in 3Q24
  - ~4.4% WA loan yield (~98% fixed rate); ~5.6% WA funding cost



$7.9
$2.4
$5.5
$3.8
3Q24
$7.1
$2.2
$4.9
$3.4
4Q24
$4.7
$1.8
$2.9
$1.5
4Q25
Non-Core portfolio
Indirect auto
Education and Other Retail (purchased)
Dedicated structural funding
Auto collateralized borrowings

- Retail products targeted for growth include areas with greatest relationship potential
  - Home equity, card, mortgage

Commercial BSO

- Originations are highly selective, with a focus on multi-product relationships that deliver a higher risk-adjusted return profile
- Continue to exit low-returning commercial credit-only client relationships
- Will strategically reduce the commercial real estate portfolio over the next 3 to 5 years

25

26 $10.2 $11.9 $12.5 $13.4 $3.8 $2.0 $0.6 $0.6$5.2 $6.4 $6.5 $7.8 Senior debt Subordinated debt Auto Collateralized borrowings Other FHLB 4Q23 1Q24 2Q24 3Q24 8.1% 8.0% 6.6% 5.5% 5.3% 5.2% 5.1% 3.5% 3.0% 1.8% 1.0% 0.7% FHLB advances Repurchase agreements sold Fed funds purchased Trading liabilities Commercial paper Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer Avg Peer 6 Peer 7 Peer 8 Peer 9 CFG (2Q24) CFG (3Q24) $50.2 $52.0 $52.8 $53.0 $10.2 $10.9 $11.1 $10.6 $40.0 $41.1 $41.7 $42.4 26% 27% 27% 27% Interest-bearing deposits in banks Investments As % of interest-earning assets 4Q23 1Q24 2Q24 3Q24 126% 124% 122% 119% 117% 115% 113% 112% 106% GSIB #1 GSIB #2 CFG (3Q24) CFG (2Q24) GSIB #3 GSIB #4 GSIB #5 GSIB #6 GSIB #7 Strong liquidity and improving funding profile Increasing structural long-term debt while reducing shorter-term borrowings $s in billions Maintaining a high level of liquidity $s in billions; period-end Low reliance on shorter-term market- based funding relative to peers(2) As % of tangible assets 100%* * Minimum LCR requirement under Category I Bank rules; GSIB data as of 6/30/24 See pages 34-35 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 33. (3) Liquidity Coverage Ratios - CFG vs GSIBs(1) (As of 9/30/24)

27 AOCI accretion Protecting CET1 - AFS marks; duration decreasing with securities portfolio hedging; less sensitivity to rates. Illustrate how sensitivity to a 50 bp move has fallen from 12/31/22 to 9/30/23 to 12/31/23 ...As recent actions limit AOCI volatility to protect capital $(1.9) $(1.7) $(1.6) $(0.3) $(0.3) $(0.3) $(0.6) $(0.2) Swaps Pension Securities 9/30/2024 12/31/2025 12/31/2026 $(2.9) $(2.2) $(2.0) ~32% TCE CET1(2) $(2.3) $(2.1) $(2.0) Commentary ■ Expect benefit to capital via accretion to AOCI as unrealized losses "burn off" – ~$0.3 billion in unrealized losses related to securities and pension expected to "burn off" by YE2026, adding ~20 bps to the CET1 ratio adjusted for AOCI opt-out removal(4) ■ Portfolio management actions focused on reducing duration of securities to protect capital by limiting volatility in AOCI – Immediate 50 bp parallel increase in rates would negatively impact CET1 ratio adjusted for AOCI opt-out removal by ~17 bps; a 50 bp parallel decrease would positively impact by ~15 bps Burn-off by YE2026~13% (1) Select totals may not sum due to rounding (2) CET1 adjusted for AOCI opt-out removal accretion based on forward curve with Fed funds reaching 3.50% by YE2025 and a terminal rate of 3.25-3.50% (3) Unrealized losses in swap portfolio includes both active and terminated swaps (4) CET1 ratio impact for illustrative purposes assumes the RWA balance at 9/30/24 Projected accretion to TCE and CET1 adjusted for AOCI opt-out removal(1) Accretes to CET1(2) (3)

$71.8B Commercial credit portfolio

Diverse and granular portfolio

($ in billions)	Balances	% of total CFG
C&I		
Finance and Insurance		
Capital call facilities	$ 5.9	4 %
Other Finance and Insurance	6.0	4
Other Manufacturing	3.8	3
Technology	3.4	2
Accommodation and Food Services	2.6	2
Health, Pharma, Social Assistance	2.3	2
Professional, Scientific, and Technical Services	2.3	2
Wholesale Trade	2.2	1
Retail Trade	2.2	1
Other Services	2.4	2
Energy & Related	2.1	1
Rental and Leasing	1.1	1
Consumer Products Manufacturing	0.8	1
Administrative and Waste Management Services	1.3	1
Arts, Entertainment, and Recreation	1.5	1
Automotive	1.0	1
Other [1]	2.9	2
Total C&I[2]	$ 43.8	31 %
CRE		
Multi-family	$ 10.0	7 %
Office	5.4	4
Credit tenant lease and life sciences[3]	2.2	2
Other general office	3.2	2
Industrial	3.7	3
Retail	3.0	2
Co-op	1.8	1
Data Center	1.0	1
Hospitality	0.4	—
Other [1]	2.7	2
Total CRE	$ 28.0	20 %
Total Commercial loans & leases	$ 71.8	51 %
Total CFG	$ 141.6	

Commercial portfolio risk ratings[4]

$s in billions



$77.5
$71.9
$71.8
B- and lower
B+ to B
BB+ to BB-
AAA+ to BBB-
7%
17%
17%
59%
8%
19%
16%
57%
8%
18%
16%
58%
3Q23
2Q24
3Q24

Highlights

- Disciplined capital allocation and risk appetite
  - Highly experienced leadership team
  - Focused client selection
- C&I portfolio has focused growth on larger, mid-corporate customers, thereby improving overall asset quality
- Leveraged loans ~1.7% of total CFG loans, granular hold positions with an average outstanding of ~$13 million
- CRE portfolio is well diversified across asset type, geography, and borrowers with the emphasis on strong sponsor selection

28

See pages 34-35 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 33.

29 Suburban Class C 2% CBD Class C 5% Suburban Class A 40% CBD Class A 15% Suburban Class B 28% CBD Class B 10% 52% 100% 100% 85% 54% 72% 41% 3% 78% 100% 48% 15% 46% 28% 59% 97% 22% New York, NY Washington, DC Los Angeles, CA Dallas, TX Atlanta, GA Philadelphia, PA Boston, MA Chicago, IL Baltimore, MD Phoenix, AZ Suburban CBD NY 14.3% VA 11.9% NJ 10.7% CA 9.7% TX 7.5% MD 6.8% PA 4.8% GA 4.7% MA 4.0% OH 3.8% IL 3.5% AZ 2.9% CO 2.7% MN 2.4% WA 2.0% Other 8.3% Commercial Real Estate - $5.4B Office portfolio: well diversified $3.2B General Office by state Other NC CT VT MO FL DC MI UT SC RI NH DE 22% 19% 59% General Office $3.2B Credit Tenant $1.2B Life Sciences $1.0B Property type $3.2B General Office class & location Top 10 General Office MSA breakdown Outstanding *Manhattan is ~$114 million $ 749 467 193 156 147 124 119 112 98 92 $ in millions (As of 9/30/24)

30 43% 45% 45% 32% 31% 31% 16% 15% 15% 4% 4% 4% 5% 5% 5% 3Q23 2Q24 3Q24 46% 23% 9% 4% 11% 7% $69.8B Retail credit portfolio 800+ 740-799 680-739 640-679 <640 $69.8 $s in billions $69.9 Home equity Retail loans(1) Residential mortgage Auto Education - in school Education - refinance Other retail ~95% of retail portfolio > 680 Super-prime/prime* ~77% of retail portfolio Secured ■ Mortgage – FICO ~785 – Weighted-average LTV of ~52% ■ Home equity – FICO ~760 – ~33% secured by 1st lien – ~99% CLTV less than 80% – ~87% CLTV less than 70% ■ Auto – FICO ~740 ■ Education – FICO ~785 ■ Other retail: – Credit card – FICO ~735 – Citizens Pay – FICO ~730; incorporates loss sharing High quality, diverse portfolio * Super-prime/prime defined as FICO of 680 or above at origination See pages 34-35 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 33. Retail portfolio FICOs(2) $72.3

31 Allocation of allowance for credit losses by product type September 30, 2024 June 30, 2024 $s in millions Loans and Leases Allowance Coverage Loans and Leases Allowance Coverage Commercial and industrial(1)(2) $ 43,825 $621 1.42% $ 43,623 $690 1.58 % Commercial real estate 27,983 730 2.61 28,311 739 2.61 Total commercial 71,808 1,351 1.88 71,934 1,429 1.99 Residential mortgages 32,379 164 0.51 31,890 172 0.54 Home equity 15,992 138 0.86 15,534 129 0.83 Automobile 5,540 29 0.52 6,383 33 0.52 Education 11,118 295 2.66 11,265 258 2.29 Other retail 4,795 309 6.44 4,836 285 5.89 Total retail loans 69,824 935 1.34 69,908 877 1.25 Allowance for credit losses(3) $141,632 $2,286 1.61% $141,842 $2,306 1.63 % See pages 34-35 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 33.

32 Delinquency by product type See pages 34-35 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 33. September 30, 2024 (%) June 30, 2024 (%) Days Past Due and Accruing Days Past Due and Accruing Current 30-59 60-89 90+ Nonaccrual Current 30-59 60-89 90+ Nonaccrual Commercial and industrial(1) 99.36% 0.12% 0.01% 0.01% 0.50% 99.28% 0.06% 0.04% 0.02% 0.60 % Commercial real estate 96.35 0.26 0.30 0.05 3.04 96.87 0.25 0.36 0.13 2.39 Total commercial 98.18 0.18 0.12 0.03 1.49 98.33 0.14 0.16 0.06 1.31 Residential mortgages(2) 98.59 0.29 0.15 0.45 0.52 98.52 0.29 0.14 0.57 0.48 Home equity 97.49 0.58 0.17 — 1.76 97.50 0.51 0.19 — 1.80 Automobile 96.51 1.97 0.69 — 0.83 96.98 1.77 0.56 — 0.69 Education 98.84 0.39 0.22 0.02 0.53 99.01 0.33 0.18 0.02 0.46 Other retail 97.14 0.92 0.65 0.02 1.27 97.33 0.83 0.58 0.02 1.24 Total retail 98.12 0.55 0.24 0.21 0.88 98.15 0.52 0.23 0.26 0.84 Total 98.15% 0.36% 0.18% 0.12% 1.19% 98.24% 0.33% 0.19% 0.16% 1.08%

Notable items[1]

Quarterly results reflect notable items primarily related to integration costs associated with recent acquisitions, as well as TOP revenue and efficiency initiatives and other items. In addition, second quarter 2024 includes a notable item for an industry-wide FDIC special assessment. These notable items have been excluded from reported results to better reflect Underlying operating results.

Notable items - Integration-related	3Q24		2Q24		3Q23	
$s in millions, except per share data	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax
Salaries & benefits	$ (2)	$ (2)	$ (3)	$ (2)	$ (4)	$ (3)
Equipment and software	—	—	—	—	—	—
Outside services	—	—	—	—	(4)	(3)
Occupancy	—	—	—	—	—	—
Other expense	—	—	—	—	—	—
Noninterest expense	$ (2)	$ (2)	$ (3)	$ (2)	$ (8)	$ (6)
EPS Impact - Noninterest expense		$ —		$ (0.01)		$ (0.02)
Total Integration Costs	$ (2)	$ (2)	$ (3)	$ (2)	$ (8)	$ (6)
EPS Impact - Total Integration-related		$ —		$ (0.01)		$ (0.02)

Other notable items - TOP & Other	3Q24		2Q24		3Q23	
$s in millions, except per share data	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax
Tax notable items	$ —	$ —	$ —	$ 7	$ —	$ —
Noninterest income	$ (2)	$ (1)	$ 4	$ 3	$ —	$ —
Salaries & benefits	$ (2)	$ (2)	$ (5)	$ (4)	$ (1)	$ —
Equipment and software	(2)	(2)	(4)	(3)	(6)	(5)
Outside services	(2)	(2)	(10)	(7)	(3)	(3)
Occupancy	(1)	—	(6)	(4)	(2)	(2)
FDIC Assessment[1]	—	—	(5)	(4)	—	—
Other expense	(2)	(1)	(3)	(2)	(2)	(2)
Noninterest expense	$ (9)	$ (7)	$ (33)	$ (24)	$ (14)	$ (12)
Total Other Notable Items	$ (11)	$ (8)	$ (29)	$ (14)	$ (14)	$ (12)
EPS Impact - Other Notable Items		$ (0.02)		$ (0.03)		$ (0.02)
Total Notable Items	$ (13)	$ (10)	$ (32)	$ (16)	$ (22)	$ (18)
Total EPS Impact		$ (0.02)		$ (0.04)		$ (0.04)

[1] The FDIC special assessment earnings per share impact is $(0.01) for second quarter 2024.

33

See pages 34-35 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described above.

34 Notes on Non-GAAP Financial Measures See important information on our use of Non-GAAP Financial Measures at the beginning this presentation and reconciliations to GAAP financial measures at the end of this presentation. Non-GAAP measures are herein defined as Underlying results. Where there is a reference to Underlying results in a paragraph or table, all measures that follow these references are on the same basis, when applicable. Allowance coverage ratios for loans and leases includes the allowance for funded loans and leases in the numerator and funded loans and leases in the denominator. Allowance coverage ratios for credit losses includes the allowance for funded loans and leases and allowance for unfunded lending commitments in the numerator and funded loans and leases in the denominator. General Notes a. References to net interest margin are on a fully taxable equivalent ("FTE") basis. b. Throughout this presentation, references to consolidated and/or commercial loans and loan growth include leases. Loans held for sale are also referred to as LHFS. c. Select totals may not sum due to rounding. d. Based on Basel III standardized approach. Capital Ratios are preliminary. e. Throughout this presentation, reference to balance sheet items are on an average basis and loans exclude held for sale unless otherwise noted. Notes Notes on slide 3 - 3Q24 GAAP Summary 1) See general note a). Notes on slide 4 - 3Q24 Underlying financial summary 1) See note on non-GAAP financial measures. Notes on slide 5 - 3Q24 Underlying financial performance detail 1) See note on non-GAAP financial measures. 2) Legacy Core consists of Commercial, Consumer excluding Private Bank and Non-Core, and Other. 3) At September 30, 2024, the Non-Core segment was fully funded with marginal high-cost funding comprised of FHLB, collateralized auto debt, and brokered certificates of deposit. 4) See general note a). 5) See general note d). Notes on slide 6 - 3Q24 Overview 1) See note on non-GAAP financial measures. 2) See general note d). Notes on slide 8 - Noninterest income 1) See note on non-GAAP financial measures. 2) Effective for 2Q24, Trust and investment services fees was renamed to Wealth fees to better reflect the broad range of wealth-related management fees and services provided to our customers. 3) Includes bank-owned life insurance income and other miscellaneous income for all periods presented. 4) See above note on non-GAAP financial measures. See Notable Items slide 33 for more detail. Notes on slide 9 - Noninterest expense 1) See above note on non-GAAP financial measures. See Notable Items slide 33 for more detail. Notes on slide 12 - Highly diversified and retail-oriented deposit base 1) Estimated based on available company disclosures. 2) Includes collateralized state and municipal balances and excludes bank and nonbank subsidiaries. 3) Includes branch-based checking with interest and savings. Notes on slide 14 - Allowance for credit losses 1) Allowance for credit losses to nonaccrual loans and leases. 2) Effective for the first quarter of 2024, the Company's lease portfolio is included in Commercial and industrial. Prior period results have been revised to conform to the new presentation. Notes on slide 15 - Strong capital position 1) See general note d). 2) For regulatory capital purposes, we have elected to delay the estimated impact of CECL on regulatory capital for a two-year period ended December 31,2021, followed by a three-year transition period ending December 31, 2024. As of December 31, 2021, the modified CECL transition amount was $384 million and is being transitioned out of regulatory capital over a three-year period. 3) See general note c). Notes on slide 16 - Capital level remains strong relative to peers 1) See general note d).

35 Notes continued Notes on slide 17 - Well positioned for the future 1) Compounded annual growth rate is calculated using 2024 YTD annualized results. Notes on slide 18 - 4Q24 outlook vs. 3Q24 1) See note on non-GAAP financial measures. 2) See general note d). Notes on slide 21 - Linked-quarter Underlying results 1) See note on non-GAAP financial measures. Notes on slide 22 - Year-over-year Underlying results 1) See note on non-GAAP financial measures. Notes on slide 26 - Strong liquidity and improving funding profile 1) GSIB data as of June 30, 2024. GSIBs include GS, WFC, C, BK, BAC, JPM, and STT. 2) Peer data as of June 30, 2024. Peers include CMA, FITB, HBAN, KEY, MTB, PNC, RF, TFC and USB. 3) Includes all FHLB advances. Notes on slide 28 - $71.8B Commercial credit portfolio 1) Includes deferred fees and costs. 2) Effective for the first quarter of 2024, the Company's lease portfolio is included in Commercial and industrial. Prior period results have been revised to conform to the new presentation. 3) Credit tenant lease includes loans to nationally recognized tenants with high credit ratings and life sciences includes loans to provide lab and office space for tenants involved in the study and development of scientific discoveries. 4) Reflects period end balances. Notes on slide 30 - $69.8B Retail credit portfolio 1) See general note c). 2) Reflects period end balances. Notes on slide 31 - Allocation of allowance for credit losses by product type 1) Coverage ratio includes total commercial allowance for unfunded lending commitments and total commercial allowance for loan and lease losses in the numerator and total commercial loans and leases in the denominator. 2) Effective for the first quarter of 2024, the Company's lease portfolio is included in Commercial and industrial. Prior period results have been revised to conform to the new presentation. 3) Coverage ratio reflects total allowance for credit losses for the respective portfolio. Notes on slide 32 - Delinquency by product type 1) Effective for the first quarter of 2024, the Company's lease portfolio is included in Commercial and industrial. Prior period results have been revised to conform to the new presentation. 2) 90+ days past due and accruing includes $145 million,$168 million, and $216 million of loans fully or partially guaranteed by the FHA, VA, and USDA for September 30, 2024, June 30, 2024, and September 30, 2023, respectively. Notes on slide 33 - Notable items 1) See note on non-GAAP financial measures. Notes on slide 45 - Non-GAAP financial measures and reconciliations excluding Private Bank & Non-Core 1) Consumer Banking excludes Private Bank. 2) Legacy Core consists of Commercial, Consumer excluding Private Bank and Non-Core, and Other. 3) At September 30, 2024, the Non-Core segment was fully funded with marginal high-cost funding comprised of FHLB, collateralized auto debt, and brokered certificates of deposit. 4) See general note a). 5) See general note d).

Non-GAAP financial measures and reconciliations

$s in millions, except share, per share and ratio data

		QUARTERLY TRENDS			3Q24 Change			
					2Q24		3Q23	
		3Q24	2Q24	3Q23	$	%	$	%
Noninterest income, Underlying:								
Noninterest income (GAAP)	A	$532	$553	$492	($21)	(4%)	$40	8%
Less: Notable items		(2)	4	—	(6)	(150)	(2)	(100)
Noninterest income, Underlying (non-GAAP)	B	$534	$549	$492	($15)	(3%)	$42	9%
Total revenue, Underlying:								
Total revenue (GAAP)	C	$1,901	$1,963	$2,014	($62)	(3%)	($113)	(6%)
Less: Notable items		(2)	4	—	(6)	(150)	(2)	(100)
Total revenue, Underlying (non-GAAP)	D	$1,903	$1,959	$2,014	($56)	(3%)	($111)	(6%)
Noninterest expense, Underlying:								
Noninterest expense (GAAP)	E	$1,259	$1,301	$1,293	($42)	(3%)	($34)	(3%)
Less: Notable items		11	36	22	(25)	(69)	(11)	(50)
Noninterest expense, Underlying (non-GAAP)	F	$1,248	$1,265	$1,271	($17)	(1%)	($23)	(2%)
Pre-provision profit:								
Total revenue (GAAP)	C	$1,901	$1,963	$2,014	($62)	(3%)	($113)	(6%)
Less: Noninterest expense (GAAP)	E	1,259	1,301	1,293	(42)	(3)	(34)	(3)
Pre-provision profit (non-GAAP)		$642	$662	$721	($20)	(3%)	($79)	(11%)
Pre-provision profit, Underlying:								
Total revenue, Underlying (non-GAAP)	D	$1,903	$1,959	$2,014	($56)	(3%)	($111)	(6%)
Less: Noninterest expense, Underlying (non-GAAP)	F	1,248	1,265	1,271	(17)	(1)	(23)	(2)
Pre-provision profit, Underlying (non-GAAP)		$655	$694	$743	($39)	(6%)	($88)	(12%)
Income before income tax expense, Underlying:								
Income before income tax expense (GAAP)	G	$470	$480	$549	($10)	(2%)	($79)	(14%)
Less: Income (expense) before income tax expense (benefit) related to notable items		(13)	(32)	(22)	19	59	9	41
Income before income tax expense, Underlying (non-GAAP)	H	$483	$512	$571	($29)	(6%)	($88)	(15%)
Income tax expense, Underlying:								
Income tax expense (GAAP)	I	$88	$88	$119	$—	—%	($31)	(26%)
Less: Income tax expense (benefit) related to notable items		(3)	(16)	(4)	13	81	1	25
Income tax expense, Underlying (non-GAAP)	J	$91	$104	$123	($13)	(13%)	($32)	(26%)
Net income, Underlying:								
Net income (GAAP)	K	$382	$392	$430	($10)	(3%)	($48)	(11%)
Add: Notable items, net of income tax benefit		10	16	18	(6)	(38)	(8)	(44)
Net income, Underlying (non-GAAP)	L	$392	$408	$448	($16)	(4%)	($56)	(13%)
Net income available to common stockholders, Underlying:								
Net income available to common stockholders (GAAP)	M	$344	$357	$400	($13)	(4%)	($56)	(14%)
Add: Notable items, net of income tax benefit		10	16	18	(6)	(38)	(8)	(44)
Net income available to common stockholders, Underlying (non-GAAP)	N	$354	$373	$418	($19)	(5%)	($64)	(15%)

36

Non-GAAP financial measures and reconciliations

$s in millions, except share, per share and ratio data

		QUARTERLY TRENDS						
					3Q24 Change			
		3Q24	2Q24	3Q23	2Q24		3Q23	
					$/bps	%	$/bps	%
Operating leverage:								
Total revenue (GAAP)	C	$1,901	$1,963	$2,014	($62)	(3.23%)	($113)	(5.67%)
Less: Noninterest expense (GAAP)	E	1,259	1,301	1,293	(42)	(3.28)	(34)	(2.69)
Operating leverage						0.05%		(2.98%)
Operating leverage, Underlying:								
Total revenue, Underlying (non-GAAP)	D	$1,903	$1,959	$2,014	($56)	(2.88%)	($111)	(5.54%)
Less: Noninterest expense, Underlying (non-GAAP)	F	1,248	1,265	1,271	(17)	(1.35)	(23)	(1.75)
Operating leverage, Underlying (non-GAAP)						(1.53%)		(3.79%)
Efficiency ratio and efficiency ratio, Underlying:								
Efficiency ratio	E/C	66.23 %	66.27%	64.21 %	(4) bps		202 bps	
Efficiency ratio, Underlying (non-GAAP)	F/D	65.61	64.59	63.08	102 bps		253 bps	
Effective income tax rate and effective income tax rate, Underlying:								
Effective income tax rate	I/G	18.56%	18.49%	21.51 %	7 bps		(295) bps	
Effective income tax rate, Underlying (non-GAAP)	J/H	18.75	20.33	21.69	(158) bps		(294) bps	
Return on average tangible common equity and return on average tangible common equity, Underlying:								
Average common equity (GAAP)	O	$22,380	$21,427	$21,177	$953	4%	$1,203	6%
Less: Average goodwill (GAAP)		8,187	8,188	8,188	(1)	—	(1)	—
Less: Average other intangibles (GAAP)		140	144	173	(4)	(3)	(33)	(19)
Add: Average deferred tax liabilities related to goodwill (GAAP)		435	432	422	3	1	13	3
Average tangible common equity	P	$14,488	$13,527	$13,238	$961	7%	$1,250	9%
Return on average tangible common equity	M/P	9.45 %	10.61%	12.00 %	(116) bps		(255) bps	
Return on average tangible common equity, Underlying (non-GAAP)	N/P	9.71	11.09	12.51	(138) bps		(280) bps	
Return on average total assets and return on average total assets, Underlying:								
Average total assets (GAAP)	Q	$218,578	$219,222	$220,162	($644)	—%	($1,584)	(1%)
Return on average total assets	K/Q	0.70 %	0.72%	0.78 %	(2) bps		(8) bps	
Return on average total assets, Underlying (non-GAAP)	L/Q	0.71	0.75	0.81	(4) bps		(10) bps	

37

Non-GAAP financial measures and reconciliations

$s in millions, except share, per share and ratio data

		QUARTERLY TRENDS						
					3Q24 Change			
		3Q24	2Q24	3Q23	2Q24		3Q23	
					$/bps	%	$/bps	%
Return on average total tangible assets and return on average total tangible assets, Underlying:								
Average total assets (GAAP)	Q	$218,578	$219,222	$220,162	($644)	—%	($1,584)	(1%)
Less: Average goodwill (GAAP)		8,187	8,188	8,188	(1)	—	(1)	—
Less: Average other intangibles (GAAP)		140	144	173	(4)	(3)	(33)	(19)
Add: Average deferred tax liabilities related to goodwill and other intangible assets (GAAP)		435	432	422	3	1	13	3
Average tangible assets	R	$210,686	$211,322	$212,223	($636)	—%	($1,537)	(1%)
Return on average total tangible assets	K/R	0.72 %	0.75%	0.81 %	(3) bps		(9) bps	
Return on average total tangible assets, Underlying (non-GAAP)	L/R	0.74	0.78	0.84	(4) bps		(10) bps	
Tangible book value per common share:								
Common shares - at period-end (GAAP)	S	445,216,549	452,961,853	466,221,795	(7,745,304)	(2%)	(21,005,246)	(5%)
Common stockholders' equity (GAAP)		$22,819	$21,757	$20,864	$1,062	5	$1,955	9
Less: Goodwill (GAAP)		8,187	8,187	8,188	—	—	(1)	—
Less: Other intangible assets (GAAP)		137	139	167	(2)	(1)	(30)	(18)
Add: Deferred tax liabilities related to goodwill and other intangible assets (GAAP)		435	435	421	—	—	14	3
Tangible common equity	T	$14,930	$13,866	$12,930	$1,064	8%	$2,000	15%
Tangible book value per common share	T/S	$33.54	$30.61	$27.73	$2.93	10%	$5.81	21%
Net income per average common share - basic and diluted and net income per average common share - basic and diluted, Underlying:								
Average common shares outstanding - basic (GAAP)	U	446,561,996	454,142,489	469,481,085	(7,580,493)	(2%)	(22,919,089)	(5%)
Average common shares outstanding - diluted (GAAP)	V	449,913,467	456,561,022	471,183,719	(6,647,555)	(1)	(21,270,252)	(5)
Net income per average common share - basic (GAAP)	M/U	$0.77	$0.79	$0.85	($0.02)	(3)	($0.08)	(9)
Net income per average common share - diluted (GAAP)	M/V	0.77	0.78	0.85	(0.01)	(1)	(0.08)	(9)
Net income per average common share - basic, Underlying (non-GAAP)	N/U	0.79	0.82	0.89	(0.03)	(4)	(0.10)	(11)
Net income per average common share - diluted, Underlying (non-GAAP)	N/V	0.79	0.82	0.89	(0.03)	(4)	(0.10)	(11)
Dividend payout ratio and dividend payout ratio, Underlying:								
Cash dividends declared and paid per common share	W	$0.42	$0.42	$0.42	$—	—%	$—	—%
Dividend payout ratio	W/(M/U)	55 %	53 %	49 %	139 bps		514 bps	
Dividend payout ratio, Underlying (non-GAAP)	W/(N/U)	53	51	47	200 bps		600 bps	

38

Non-GAAP financial measures and reconciliations

$s in millions, except share, per share and ratio data

	QUARTERLY TRENDS						
				3Q24 Change			
	3Q24	2Q24	3Q23	2Q24		3Q23	
				$/bps	%	$/bps	%
Card fees, Underlying:							
Card fees (GAAP)	$93	$92	$74	$1	1%	$19	26%
Less: Notable items	6	4	—	2	50	6	100
Card fees, Underlying (non-GAAP)	$87	$88	$74	($1)	(1%)	$13	18%
Other income, Underlying							
Other income (GAAP)	$24	$10	$18	$14	140%	$6	33%
Less: Notable items	(8)	—	—	(8)	(100)	(8)	(100)
Other income, Underlying (non-GAAP)	$32	$10	$18	$22	220%	$14	78%
Salaries and employee benefits, Underlying:							
Salaries and employee benefits (GAAP)	$647	$645	$659	$2	—%	($12)	(2%)
Less: Notable items	4	8	5	(4)	(50)	(1)	(20)
Salaries and employee benefits, Underlying (non-GAAP)	$643	$637	$654	$6	1%	($11)	(2%)
Equipment and software, Underlying:							
Equipment and software (GAAP)	$194	$190	$191	$4	2%	$3	2%
Less: Notable items	2	4	6	(2)	(50)	(4)	(67)
Equipment and software, Underlying (non-GAAP)	$192	$186	$185	$6	3%	$7	4%
Outside services, Underlying:							
Outside services (GAAP)	$146	$165	$160	($19)	(12%)	($14)	(9%)
Less: Notable items	2	10	7	(8)	(80)	(5)	(71)
Outside services, Underlying (non-GAAP)	$144	$155	$153	($11)	(7%)	($9)	(6%)
Occupancy, Underlying:							
Occupancy (GAAP)	$108	$113	$107	($5)	(4%)	$1	1%
Less: Notable items	1	6	2	(5)	(83)	(1)	(50)
Occupancy, Underlying (non-GAAP)	$107	$107	$105	$—	—%	$2	2%
Other operating expense, Underlying:							
Other operating expense (GAAP)	$164	$188	$176	($24)	(13%)	($12)	(7%)
Less: Notable items	2	8	2	(6)	(75)	—	—
Other operating expense, Underlying (non-GAAP)	$162	$180	$174	($18)	(10%)	($12)	(7%)

39

40 Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data QUARTERLY TRENDS 1Q24 4Q23 Noninterest income, Underlying: Noninterest income (GAAP) A $517 $500 Less: Notable items 3 — Noninterest income, Underlying (non-GAAP) B $514 $500 Total revenue, Underlying: Total revenue (GAAP) C $1,959 $1,988 Less: Notable items 3 — Total revenue, Underlying (non-GAAP) D $1,956 $1,988 Noninterest expense, Underlying: Noninterest expense (GAAP) E $1,358 $1,612 Less: Notable items 85 345 Noninterest expense, Underlying (non-GAAP) F $1,273 $1,267 Efficiency ratio and efficiency ratio, Underlying: Efficiency ratio E/C 69.3% 81.1% Efficiency ratio, Underlying (non-GAAP) F/D 65.1 63.8

41 Non-GAAP financial measures and reconciliations - CET1 adjusted for AOCI opt-out removal 3Q24 2Q24 CET1 Ratio adjusted for AOCI opt-out removal CET1 capital $ 17,941 $ 18,086 Less: AFS securities - AOCI 1,181 1,716 HTM securities - AOCI(1) 776 795 DTA for AFS/HTM securities 11 13 Pension 320 322 DTA for Pension 1 1 CET 1 capital adjusted for AOCI opt-out removal A $15,652 $15,239 Risk-weighted assets 168,552 168,393 Less: HTM securities - AOCI 136 140 AFS securities - AOCI 184 285 DTA for AFS/HTM securities (1,630) (2,083) Pension 320 322 DTA for Pension (289) (291) Risk-weighted assets adjusted for AOCI opt-out removal B $169,831 $170,020 CET1 Ratio adjusted for AOCI opt-out removal A/B 9.2% 9.0% $s in millions, except share, per share and ratio data (1) "HTM securities - AOCI" refers to unrealized losses recognized on securities before transfer to HTM

42 Non-GAAP financial measures and reconciliations QUARTERLY TRENDS 3Q24 Change 3Q24 2Q24 3Q23 2Q24 3Q23 $/bps % $/bps % Total Retail loans - at period-end $69,824 $69,907 $72,289 ($83) —% ($2,465) (3%) Less: Non-core retail loans - at period-end 7,869 8,870 12,343 (1,001) (11) (4,474) (36) Less: Private bank retail loans - at period-end 670 494 11 176 36 659 NM Total Retail loans excluding Private Bank and non-core - at period-end $61,285 $60,543 $59,935 $742 1% $1,350 2% Total Commercial loans - at period-end $71,807 $71,934 $77,457 ($127) —% ($5,650) (7%) Less: Private bank commercial loans - at period-end $1,353 $895 $— $458 51 $1,353 NM Total Commercial loans excluding Private Bank - at period-end $70,454 $71,039 $77,457 ($585) (1%) ($7,003) (9%) $s in millions, except share, per share and ratio data

43 Non-GAAP financial measures and reconciliations excluding Private Bank & Non-Core $s in millions, except share, per share and ratio data QUARTERLY TRENDS 3Q24 2Q24 3Q23 Net income available to common stockholders, Underlying: Net income available to common stockholders (GAAP) $344 $357 $400 Add: Notable items, net of income tax benefit 10 16 18 Net income available to common stockholders, Underlying (non-GAAP) A $354 $373 $418 Private Bank Net income available to common stockholders, (GAAP) (2) (12) (27) Less: Private Bank Notable Items (1) — (1) Private Bank Net income available to common stockholders, Underlying (non-GAAP) B ($1) ($12) ($26) Non-Core Net income available to common stockholders, (GAAP) C ($51) ($50) ($67) Net income available to common stockholders excluding Private Bank & Non-Core, Underlying (non-GAAP) D=(A-B-C) $406 $435 $511 Return on average tangible common equity and return on average tangible common equity, Underlying: Average common equity (GAAP) $22,380 $21,427 $21,177 Less: Average goodwill (GAAP) 8,187 8,188 8,188 Less: Average other intangibles (GAAP) 140 144 173 Add: Average deferred tax liabilities related to goodwill (GAAP) 435 432 422 Average tangible common equity E $14,488 $13,527 $13,238 Return on average tangible common equity excluding Private Bank & Non-Core, Underlying (non-GAAP) D/E 11.1% 12.9% 15.3%

Non-GAAP financial measures and reconciliations excluding Private Bank & Non-Core

$s in millions, except share, per share and ratio data

		QUARTERLY TRENDS		
		3Q24	2Q24	3Q23
Return on average total tangible assets and return on average total tangible assets, Underlying:				
Average total assets (GAAP)		$218,578	$219,222	$220,162
Less: Average goodwill (GAAP)		8,187	8,188	8,188
Less: Average other intangibles (GAAP)		140	144	173
Add: Average deferred tax liabilities related to goodwill and other intangible assets (GAAP)		435	432	422
Average tangible assets		$210,686	$211,322	$212,223
Less: Private Bank Average total assets (GAAP)		1,784	1,208	5
Less: Non-Core Average total assets (GAAP)		8,389	9,418	13,113
Average tangible assets excluding Private Bank & Non-Core, Underlying (non-GAAP)	A	$200,512	$200,696	$199,106
Net income, Underlying:				
Net income (GAAP)		$382	$392	$430
Add: Notable items, net of income tax benefit		10	16	18
Net income, Underlying (non-GAAP)	B	$392	$408	$448
Private Bank Net income (GAAP)		(2)	(12)	(27)
Less: Private Bank Notables		(1)	—	(1)
Net income Private Bank, Underlying (non-GAAP)	C	($1)	($12)	($26)
Non-Core Net income (GAAP)	D	(51)	(50)	(67)
Net income excluding Private Bank & Non-Core, Underlying (non-GAAP)	E=B-C-D	$444	$470	$541
Return on average total tangible assets excluding Private Bank & Non-Core, Underlying (non-GAAP)	E/A	0.88 %	0.94 %	1.08 %

44

Non-GAAP financial measures and reconciliations excluding Private Bank & Non-Core*

3Q24 (GAAP)

$s in millions	Commercial Banking	Consumer Banking[1]	Other	Legacy Core[2]	Private Bank	Non-Core[3]
Net interest income	$ 478	$ 1,115	$ (237)	$ 1,356	$ 41.2	$ (28)
Noninterest income	207	276	40	523	8.5	—
Total revenue	685	1,391	(197)	1,879	49.7	(28)
Noninterest Expense	300	864	20	1,184	51.6	23
Pre-provision profit	385	527	(217)	695	(1.9)	(51)
Provision for credit losses	91	84	(20)	155	—	17
Income before income tax expense	294	443	(197)	540	(1.9)	(68)
Income tax expense	63	115	(72)	106	(0.5)	(17)
Net income	231	328	(125)	434	(1.4)	(51)
Preferred dividends	—	—	38	38	—	—
Net income available to common stockholders	$ 231	$ 328	$ (163)	$ 396	$ (1.4)	$ (51)
Contribution to total CFG Diluted EPS	$ 0.51	$ 0.73	$ (0.36)	$ 0.88	$ —	$ (0.11)
$s in billions						
Interest-earning assets (spot)	$ 65	$ 68	$ 52	$ 185	$ 2.0	$ 7.9
Loans (spot)	64	67	1	132	2.0	7.9
Deposits (spot)	45	117	7	169	5.6	—
Risk-weighted assets (spot)	$ 87	$ 55	$ 16	$ 158	$ 2.3	$ 7.9
Performance metrics:						
Net interest margin, FTE[4]				2.89 %		(1.30)%
Loans-to-deposit ratio (spot)				77.7 %	36.1 %	
CET1 capital ratio[5]				11.4 %		
ROTCE				10.9 %		
Efficiency ratio				63.0 %		
Noninterest income as a % of total revenue				27.9 %	17.0 %	

3Q24 Notables

$s in millions	Legacy	Private Bank	Non-Core
Net interest income	$ —	$ —	$ —
Noninterest income	(2)	—	—
Total revenue	(2)	—	—
Noninterest Expense	10	0.8	—
Pre-provision profit	(12)	(0.8)	—
Provision for credit losses	—	—	—
Income before income tax expense	(12)	(0.8)	—
Income tax expense	(2)	(0.2)	—
Net income	(10)	(0.6)	—
Preferred dividends	—	—	—
Net income available to common stockholders	$ (10)	$ (0.6)	$ —
Contribution to total CFG Diluted EPS	$ (0.02)	$ —	$ —
$s in billions			
Interest-earning assets (spot)	$—	$—	$—
Loans (spot)	—	—	—
Deposits (spot)	—	—	—
Risk-weighted assets (spot)	$—	$—	$—

3Q24 (Non-GAAP)

$s in millions	Legacy Core	Private Bank	Non-Core	Total
Net interest income	$ 1,356	$ 41.2	$ (28)	$ 1,369
Noninterest income	525	8.5	—	534
Total revenue	1,881	49.7	(28)	1,903
Noninterest Expense	1,174	50.8	23	1,248
Pre-provision profit	707	(1.1)	(51)	655
Provision for credit losses	155	—	17	172
Income before income tax expense	552	(1.1)	(68)	483
Income tax expense	108	(0.3)	(17)	91
Net income	444	(0.8)	(51)	392
Preferred dividends	38	—	—	38
Net income available to common stockholders	$ 406	$ (0.8)	$ (51)	$ 354
Contribution to total CFG Diluted EPS	$ 0.90	$ —	$ (0.11)	$ 0.79
$s in billions				
Interest-earning assets (spot)	$185	$2.0	$7.9	$195
Loans (spot)	132	2.0	7.9	142
Deposits (spot)	169	5.6	—	175
Risk-weighted assets (spot)	$158	$2.3	$7.9	$169
Performance metrics:				
Net interest margin, FTE[4]	2.89 %		(1.30)%	2.77 %
Loans-to-deposit ratio (spot)	77.7 %	36.1 %		80.8 %
CET1 capital ratio[5]	11.4 %			10.6 %
ROTCE	11.1 %			9.7 %
Efficiency ratio	62.4 %			65.6 %
Noninterest income as a % of total revenue	27.9 %	17.0 %		28.0 %

*Select totals may not sum due to rounding

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